UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Rural/Metro Corporation (the “Company”) held its annual meeting of stockholders in Scottsdale, Arizona, on December 8, 2010. The matters before the annual meeting were:

•	The election of three (3) directors to serve for three-year terms or until their successors are duly elected and qualified;

•	The approval of an amendment to the Rural/Metro Corporation 2008 Incentive Stock Plan (“2008 Stock Plan”) to authorize an additional 2,000,000 shares of Common Stock for issuance thereunder; and

•	The ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

Holders of common stock were entitled to one vote per share on all matters before the annual meeting. The results of the matters before the annual meeting are as follows:

•	The following individuals were elected at the annual meeting as Class I Directors to serve three-year terms or until their respective successors are duly elected and qualified.

Name	For	Withheld
Conrad A. Conrad	16,537,682	2,568,122
Earl P. Holland	14,107,655	4,998,149
Michael P. DiMino	16,556,510	2,549,294

In addition, Christopher S. Shackelton and Robert E. Wilson (Class II Directors) and Eugene I. Davis and Henry G. Walker (Class III Directors) continued their respective terms of office following the 2010 annual meeting of stockholders.

•	Approval of the amendment to the 2008 Stock Plan.

For	Against	Abstained	Broker Non-Votes
12,541,123	6,547,347	17,334	—

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2011.

For	Against	Abstained	Broker Non-Votes
23,131,017	138,293	96,361	—

Item 8.01.	Other Events.

At its regular meeting following the annual meeting of stockholders, the Board of Directors appointed Mr. Shackelton as the Chairman of the Board. Mr. Conrad continues to serve as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: December 14, 2010	By:	/S/ MICHAEL P. DIMINO
Michael P. DiMino President and Chief Executive Officer

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